Exhibit 99.1

Aerovate Therapeutics Stockholders Approve Proposed Merger with Jade Biosciences and All Related Proposals

—Aerovate Board of Directors approves 1-for-35 reverse stock split—

WALTHAM, Mass., April 21, 2025 /PRNewswire/ -- Aerovate Therapeutics, Inc. (Nasdaq: AVTE) (“Aerovate”) today announced that its stockholders have approved the proposed merger (the “Merger”) with Jade Biosciences, Inc. (“Jade”), along with all proposals related to the Merger. The proposals were voted upon at Aerovate’s special meeting of stockholders held on April 16, 2025 (the “Special Meeting”), including a reverse stock split of Aerovate’s common stock to be effected at the discretion of the Board of Directors (the “Board”) within the parameters approved by Aerovate’s stockholders.

On April 18, 2025, the Board approved a final reverse stock split of Aerovate’s common stock at a ratio of 1-for-35 in connection with the anticipated closing of the Merger. Following the Merger, the combined company’s common stock is expected to begin trading on a post-reverse stock split basis on The Nasdaq Capital Market (“Nasdaq”) on April 29, 2025, under the new name “Jade Biosciences, Inc.”, ticker symbol “JBIO”, CUSIP number 008064206 and ISIN number US0080642061.

The reverse stock split is expected to reduce the number of Aerovate’s outstanding common stock from approximately 30.0 million shares to approximately 0.8 million shares. The number of shares of Aerovate’s authorized common stock will not be affected by the reverse stock split. At the Special Meeting, Aerovate’s stockholders approved an increase in the number of shares of Aerovate’s authorized common stock from 150,000,000 shares to 300,000,000 shares in connection with the anticipated closing of the Merger. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Aerovate common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC on April 28, 2025.

As a result of the reverse stock split, proportionate adjustments will be made to the exercise prices and number of shares of Aerovate’s common stock underlying Aerovate’s outstanding equity awards. There will be no change to the par value per share.

The previously announced special cash dividend (the “Cash Dividend”) will not be affected by the reverse stock split. An aggregate Cash Dividend of $69.6 million, or an estimated $2.40 per share, will be payable in cash to Aerovate’s stockholders of record as of April 25, 2025 based on their holdings as of that date prior to the reverse stock split. The estimated per share dividend is based on 28,985,019 shares of Aerovate’s common stock outstanding as of April 18, 2025.

Following the closing of the Merger, Jade Biosciences’ total issued and outstanding common stock is expected to be approximately 32.2 million shares, or approximately 60.6 million shares on a fully-diluted basis.

About Aerovate Therapeutics, Inc.

Aerovate Therapeutics is a biotechnology company that was focused on improving the lives of patients with rare cardiopulmonary disease. For more information, please visit www.aerovatetx.com.

About Jade Biosciences, Inc.

Jade Biosciences is focused on developing best-in-class therapies to address critical unmet needs in autoimmune diseases. Its lead asset, JADE-001, targets the cytokine anti-A PRoliferation-Inducing Ligand (APRIL) for immunoglobulin A (IgA) nephropathy, with Investigational New Drug Application-enabling studies underway and initiation of a first-in-human trial expected in the second half of 2025. Jade’s pipeline also includes two undisclosed antibody discovery programs, JADE-002 and JADE-003, currently in preclinical development. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount. For more information, visit www.JadeBiosciences.com and follow the company on LinkedIn.

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995, concerning Aerovate, Jade, the proposed pre-closing financing and the proposed merger between Aerovate and Jade (collectively, the “Proposed Transactions”) and other matters. These forward-looking statements include, but are not limited to, expectations related to Aerovate’s payment of the Cash Dividend in connection with the Proposed Transactions, including anticipated amount and timing, the combined company’s listing on Nasdaq after closing of the proposed merger; the number of shares of Aerovate common stock that may be outstanding as a result of the reverse stock split; expectations regarding the ownership structure of the combined company; and expectations related to anticipated timing of the closing of the Proposed Transactions and satisfaction (or waiver) of closing conditions for the Proposed Transactions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Aerovate, Jade, the Proposed Transactions, the Cash Dividend or the reverse stock split will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Aerovate’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the conditions to the closing or consummation of the Proposed Transactions are not satisfied; the risk that the proposed pre-closing financing is not completed in a timely manner or at all uncertainties as to the timing of the consummation of the Proposed Transactions and the ability of each of Aerovate and Jade to consummate the transactions contemplated by the Proposed Transactions; risks related to Aerovate’s continued listing on Nasdaq until closing of the Proposed Transactions and the combined company’s ability to remain listed following the Proposed Transactions; risks related to Aerovate’s and Jade’s ability to correctly estimate their respective operating expenses and expenses associated with the Proposed Transactions, as applicable, as well as uncertainties regarding the impact any delay in the closing of any of the Proposed Transactions would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Proposed Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the business combination between Aerovate and Jade; costs related to the merger; as a result of adjustments to the exchange ratio, Jade stockholders and Aerovate stockholders could own more or less of the combined company than is currently anticipated; the outcome of any legal proceedings that may be instituted against Aerovate, Jade or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; unexpected costs, charges or expenses resulting from the Proposed Transactions; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Proposed Transactions; the risk that Aerovate’s stockholders receive more or less of the Cash Dividend than is currently anticipated; and those uncertainties and factors more fully described in filings with the Securities and Exchange Commission (the “SEC”), including reports filed on Form 10-K, 10-Q and 8-K, in other filings that Aerovate makes and will make with the SEC in connection with the proposed Merger, including the proxy statement/prospectus included in Aerovate’s S-4, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by Aerovate from time to time, any risk factors related to Aerovate or Jade made available to you in connection with the Proposed Transactions, as well as risk factors associated with companies, such as Jade, that operate in the biopharma industry. Should one or more of these risks or uncertainties materialize, or should any of Aerovate’s or Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neither Aerovate nor Jade undertakes or accepts any duty to release publicly any updates or revisions to any forward-looking statements. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Aerovate or Jade.

No Offer or Solicitation

This communication is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the Proposed Transactions between Aerovate and Jade or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the Proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K IS TRUTHFUL OR COMPLETE.

Jade Biosciences Contact
Media: Media@JadeBiosciences.com
Investors: IR@JadeBiosciences.com

Aerovate Therapeutics, Inc. Contact
Investors: IR@Aerovatetx.com